PILGRIM'S PRIDE ANNOUNCES PROPOSED OFFERING OF $350 MILLION
OF SENIOR UNSECURED NOTES

GREELEY, CO, December 1, 2010 – Pilgrim's Pride Corporation (NYSE: PPC) today announced that it intends to offer $350 million in aggregate principal amount of senior unsecured notes due 2018 (“the Notes”) in a private placement to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), subject to market and other conditions. The Notes will be issued by Pilgrim’s Pride and will be guaranteed on a senior unsecured basis by Pilgrim’s Pride Corporation of West Virginia, Inc. and any other existing or future domestic restricted subsidiary of Pilgrim’s Pride that incurs or guarantees any other indebtedness (with limited exceptions).

Pilgrim’s Pride intends to use the net proceeds from the offering to repay borrowings under its existing term loan credit facilities and to pay fees and expenses incurred in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and the related guarantees, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the related guarantees to be offered have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Pilgrim’s Pride
Pilgrim's employs approximately 41,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico.  The Company's primary distribution is through retailers and foodservice distributors.  For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the company's business plan to achieve desired cost savings and profitability; the ability of the Company to fully achieve all of the anticipated synergistic gains related to the purchase by JBS USA Holdings, Inc. of a majority of our common stock within the time frames expected; the ability of the company to re-open its idled facilities in the manner and on the time schedule planned due to, among other things, the company's dependence on commodity prices and economic conditions; future pricing for feed ingredients and the company's products; additional outbreaks of avian influenza or other diseases, either in Pilgrim's Pride's flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim's Pride's products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting Pilgrim's Pride's operations or the application thereof, including new immigration legislation, or proposed regulations under the Packers and Stockyards Act, or increased enforcement efforts in connection with existing legislation that cause the costs of doing business to increase, cause Pilgrim's Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim's Pride's largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including exports into Russia; restrictions imposed by, and as a result of, Pilgrim's Pride's substantial leverage; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in the Company's Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:              Gary Rhodes
                            Vice President, Corporate Communications & Investor Relations
                             (903) 434-1495